Exhibit 5.1

CONYERS DILL & PEARMAN
29th Floor
One Exchange Square
8 Connaught Place
Central
Hong Kong
T +852 2524 7106 | F +852 2845 9268
conyers.com

24 June 2021

Matter No.:833023

Doc Ref: 106897964

Tel No: +852 2842 9530

Richard.Hall@conyers.com

Felicity.Lee@conyers.com

Michael.Yu@conyers.com

HUTCHMED (China) Limited
Room 2108, 22/F, Hutchison House
10 Harcourt Road, Hong Kong

Dear Sirs,

HUTCHMED (China) Limited (the “Company”)

We have acted as special legal counsel in the Cayman Islands to the Company in connection with a registration statement on Form F-3ASR filed with the U.S. Securities and Exchange Commission (the “Commission”) on 6 April 2020 (the “Registration Statement”) and the related core prospectus, as first filed forming a part of the Registration Statement, the Company’s preliminary prospectus supplement dated 21 June 2021, the final prospectus supplement dated 23 June 2021 (together, the “Prospectus”) relating to the global offering of 104,000,000 ordinary shares, par value US$0.10 (the “Ordinary Shares”) of the Company and registration thereof under the U.S. Securities Act of 1933, as amended (the “Securities Act”).

For the purposes of giving this opinion, we have examined a copy of the Registration Statement and the Prospectus. We have also reviewed the amended and restated memorandum (“Memorandum”) and amended and restated articles of association of the Company each adopted by special resolution passed on 27 April 2020 and certified by Edith Shih, solicitor, on 11 June 2021, a copy of (1) the minutes of a meeting of the board of directors of the Company held on 14 June 2021 and (2) minutes of the annual general meeting of the Company dated 28 April 2021 (together, the “Resolutions”), a Certificate of Good Standing issued by the Registrar of Companies in relation to the Company on 9 June 2021 (the “Certificate Date”) and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, (c) the accuracy and completeness of all factual representations made in the Registration Statement, the Prospectus and other documents reviewed by us, (d) that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein, (e) that upon issue of any shares to be sold by the Company the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof, and (f) that the Resolutions were passed at one or more duly convened, constituted and quorate meetings or by unanimous written resolutions, remain in full force and effect and have not been rescinded or amended.

Partners: Piers J. Alexander, Christopher W. H. Bickley, Peter H. Y. Ch’ng, Anna W. T. Chong, Angie Y. Y. Chu, Vivien C. S. Fung, Richard J. Hall, Norman Hau, Wynne Lau, Paul M. L. Lim, Michael J. Makridakis, Teresa F. Tsai, Flora K. Y. Wong, Lilian S. C. Woo

Consultant: David M. Lamb

BERMUDA | BRITISH VIRGIN ISLANDS | CAYMAN ISLANDS

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands. This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands.

On the basis of and subject to the foregoing, we are of the opinion that:

1.	The Company is duly incorporated and existing under the laws of the Cayman Islands and, based on the Certificate of Good Standing, is in good standing as at the Certificate Date. Pursuant to the Companies Act (the “Act”), a company is deemed to be in good standing if all fees and penalties under the Act have been paid and the Registrar of Companies has no knowledge that the Company is in default under the Act.

2.	Based solely on our review of the Memorandum, the Company has an authorised share capital of US$150,000,000 divided into 1,500,000,000 shares of a nominal or par value of US$0.10 each.

3.	When issued and paid for as contemplated by the Registration Statement and the Prospectus deemed to be a part thereof, the Ordinary Shares will be validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

4.	The statements in the Prospectus under the caption “Taxation – Cayman Islands Taxation” insofar and to the extent that they constitute a summary or description of the laws and regulations of the Cayman Islands fairly and accurately present the information and summarise the matters referred to therein and nothing has been omitted from such statements that would make them misleading in any material respect.

We hereby consent to the filing of this opinion as an exhibit to the Company’s current report filing on the Form 6-K with the Commission, which will be incorporated by reference into and deemed part of the Registration Statement, and to the references to our firm under the captions “Enforcement of Civil Liabilities”, “Taxation” and “Legal Matters” in the Prospectus and the Registration Statement. In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman

Conyers Dill & Pearman

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